GreenPoint Home Equity Loan Trust 2004-4

$211,520,000 (approximate)

BOND SUMMARY (to Call)

Class A to Call
CPR	25%	30%	35%	40%	45%
Draw Rate	15%	15%	15%	15%	15%
WAL	4.58	3.66	2.96	2.42	2.00
Modified Duration(1)	4.28	3.45	2.81	2.31	1.92
First Principal Payment Date	10/15/04	10/15/04	10/15/04	10/15/04	10/15/04
Last Principal Payment Date	06/15/14	10/15/12	07/15/11	07/15/10	10/15/09
Principal Window (months)	117	97	82	70	61

(1) Modified duration calculated assuming a price of 100.00%.

BOND SUMMARY (to Maturity)

Class A to Maturity
CPR	25%	30%	35%	40%	45%
Draw Rate	15%	15%	15%	15%	15%
WAL	4.58	3.71	3.04	2.52	2.10
Modified Duration(1)	4.29	3.49	2.88	2.40	2.01
First Principal Payment Date	10/15/04	10/15/04	10/15/04	10/15/04	10/15/04
Last Principal Payment Date	12/15/14	05/15/14	11/15/13	06/15/13	01/15/13
Principal Window (months)	123	116	110	105	100

(1) Modified duration calculated assuming a price of 100.00%.

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